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                                                                                          SCHEDULE II
                         VULCAN MATERIALS COMPANY AND SUBSIDIARY COMPANIES

                          VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

                       FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                                       Amounts in Thousands


             Column A                 Column B     Column C    Column D     Column E        Column F
                                     Balance at    Additions Charged To                    Balance at
                                     Beginning    Costs and      Other                         End
            Description              Of Period    Expenses     Accounts    Deductions      Of Period
Reserves deducted from assets to
  which they apply:

               1995

Accrued Environmental Costs........    $12,867       $3,998                 $14,100           $ 2,765
Doubtful Receivables...............      8,243          984       $18         1,069             8,176
All Other (3)......................      2,005                                                  1,395


               1994

Accrued Environmental Costs........    $19,100       $7,833                 $14,066  (1)      $12,867
Doubtful Receivables...............      7,284       $1,001       $70           112  (2)        8,243
All Other (3)......................      2,428                                                  2,005


               1993

Accrued Environmental Costs........    $26,530       $ (110)                $ 7,320  (1)      $19,100
Doubtful Receivables...............      6,814        1,237                     767  (2)        7,284
All Other (3)......................      5,078                                                  2,428


(1) Expenditures on environmental remendiation projects
(2) Write-offs of uncollected accounts and worthless notes, less recoveries
(3) Valuation and qualifying accounts and reserves for which additions, deductions and balances are not individually significant

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